Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated 09/12/2022 (including amendments thereto) with respect to the Common Stock of Famous Dave’s of America, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: 09/12/2022	KANEN WEALTH MANAGEMENT, LLC

	By:	/s/ David L. Kanen
		Name:	David L. Kanen
		Title:	Managing Member

PHILOTIMO FUND, LP

By: Kanen Wealth Management, LLC its general partner

	By:	/s/ David L. Kanen
		Name:	David L. Kanen
		Title:	Managing Member

/s/ David L. Kanen
DAVID L. KANEN